Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FIRST QUARTER 2025 RESULTS

– Net Income Per Fully Diluted Share of $0.05 –

– Core FFO Per Fully Diluted Share of $0.19 –

– Signed 231,000 Rentable Square Feet of Leases –

– $0.8B of Liquidity, No Floating Rate Debt Exposure –

– 2025 Outlook Unchanged –

New York, New York, April 29, 2025 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World – and the #1 Attraction in the U.S. for the third consecutive year– in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is a recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the first quarter 2025. All per share amounts are on a fully diluted basis, where applicable.

First Quarter and Recent Highlights

•	Net Income of $0.05 per share.

•	Core Funds From Operations (“Core FFO”) of $0.19 per share, compared to $0.21 per share in the first quarter 2024.

•	Same-Store Property Cash Net Operating Income (“NOI”), which excludes lease termination fees, decreased 1.9% year-over-year. The first quarter change was primarily attributed to increases in operating expenses and real estate taxes and a decrease from the $1.5 million non-recurring revenue items recognized in the first quarter of 2024. These reductions in NOI were partially offset by higher cash rental revenue and tenant reimbursement income. Adjusted for non-recurring items, first quarter Same-Store Property Cash NOI increased +0.4%.

•	Signed approximately 229 thousand rentable square feet of office leases. In our Manhattan office portfolio, blended leasing spreads were +10.4%, the 15th consecutive quarter of positive leasing spreads.

•	The Manhattan office portfolio is 93.0% leased and the total commercial portfolio is 92.5% leased as of March 31, 2025. The Manhattan office portfolio is 88.1% occupied and the total commercial portfolio is 87.9% occupied as of March 31, 2025. The Company’s leased percentage and occupancy guidance for the year remains unchanged. Consistent with the Company’s comments in its last earnings call, net absorption contracted sequentially in the first quarter and the Company expects occupancy and leased percentage to increase by year-end.

•	Empire State Building Observatory generated NOI of $15.0 million.

Property Operations

As of March 31, 2025, the Company’s property portfolio contained 7.9 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 732 residential units, which were occupied and leased as shown below.

	March 31, 2025[1]	December 31, 2024[1]	March 31, 2024
Percent occupied:
Total commercial portfolio	87.9%	88.6%	87.9%
Total office	87.5%	88.4%	87.7%
Manhattan office	88.1%	89.0%	89.3%
Total retail	91.2%	90.4%	89.8%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	92.5%	93.5%	91.4%
Total office	92.3%	93.5%	91.5%
Manhattan office	93.0%	94.2%	93.2%
Total retail	94.1%	94.1%	91.0%
Total multifamily portfolio	99.0%	98.5%	97.1%

1 All occupancy and leased percentages exclude broadcasting and storage space. March 31, 2025 and December 31, 2024 exclude First Stamford Place.

Leasing

The tables that follow summarize leasing activity for the first quarter of 2025. During this period, the Company signed 20 leases that totaled 230,548 square feet with an average lease duration of 8.4 years.

Total Portfolio

Total Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
Office	19	229,367	66.43	9.6%
Retail	1	1,181	193.00	5.0%
Total Overall	20	230,548	67.08	9.5%

Manhattan Office Portfolio

Manhattan Office Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
New Office	7	43,184	69.13	3.5%
Renewal Office	11	177,328	66.62	12.3%
Total Office	18	220,512	67.11	10.4%

Leasing Activity Highlights

•	An 11-year 77,382 square foot renewal lease with Gerson Lehrman Group, Inc. at One Grand Central Place.

•	A 10-year 39,069 square foot renewal and expansion lease with Workday, Inc. at the Empire State Building.

•	An 8-year 33,392 square foot renewal and expansion lease with Carolina Herrera at 501 7th Avenue.

Balance Sheet

The Company had $0.8 billion of total liquidity as of March 31, 2025, which was comprised of $188 million of cash, plus $620 million available under its revolving credit facility. During the quarter, the $100 million 3.93% Series A unsecured notes and the $120 million balance on the revolving credit facility were repaid. At March 31, 2025, the Company had total debt outstanding of approximately $2.1 billion, no floating rate debt exposure, and a weighted average interest rate of 4.30%. At March 31, 2025, the Company’s ratio of net debt to adjusted EBITDA was 5.2x.

Share Repurchases

Subsequent to the end of the first quarter and through April 28, 2025, the Company repurchased $2.1 million of common stock at a weighted average price of $6.92 per share. The stock repurchase program began in March 2020 and through April 28, 2025, approximately $296 million has been repurchased at a weighted average price of $8.17 per share.

Dividend

On March 31, 2025, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the first quarter of 2025 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On March 31, 2025, the Company paid a quarterly preferred dividend of $0.15 and $0.175 per unit for the first quarter of 2025 to holders of the Operating Partnership’s Series 2014 and 2019 private perpetual preferred units, respectively.

2025 Earnings Outlook

The Company provides 2025 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2025 Guidance	2024 Actual Results	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.86 to $0.89	$0.95 ($0.91 ex non- recurring items)	• 2024 FFO included approximately $0.04 of one-time items and lease termination income • 2025 includes ~$0.05 from multifamily assets
Commercial Property Drivers
Commercial Occupancy at year-end	89% to 91%	88.6%
SS Property Cash NOI (excluding lease termination fees)	-2.0% to +1.5%	5.2%

• Assumes positive revenue y/y growth

• Assumes a ~2.0 to 4.0% y/y increase in operating expenses and real estate taxes

• 2025 SS NOI y/y growth is expected to range from ~0.5 to 4.0% relative to 2024 excluding one-time items

Observatory Drivers
Observatory NOI	$97M to $102M	$99.5M	• Reflects average quarterly expenses of ~$9 to 10M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.26	$0.29
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.64	0.64
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.05	0.05
FFO Attributable to Common Stockholders and the Operating Partnership	$0.83	$0.86
Add:
Amortization of Below Market Ground Lease	0.03	0.03
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.86	$0.89

The estimates set forth above may be subject to fluctuations as a result of several factors, including our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Wednesday, April 30, 2025 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until May 7, 2025, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13750574.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World – and the #1 Attraction in the U.S. for the third consecutive year – in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is a recognized leader in energy efficiency and indoor environmental quality. As of March 31, 2025, ESRT’s portfolio is comprised of approximately 7.9 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 732 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) increased costs due to tariffs or other economic factors; (iii) a failure of conditions or performance regarding any event or transaction described herein; (iv) resolution of legal proceedings involving the Company; (v) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (vi) changes in our business strategy; (vii) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xiii) decreased rental rates or increased vacancy rates; (xiv) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; (xviii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; (xix) our disclosure controls and internal control over financial reporting, including any material weakness; and (xx) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Rental revenue	$154,542	$153,882
Observatory revenue	23,161	24,596
Lease termination fees	—	—
Third-party management and other fees	431	265
Other revenue and fees	1,932	2,436
Total revenues	180,066	181,179
Operating expenses
Property operating expenses	45,060	45,060
Ground rent expenses	2,331	2,331
General and administrative expenses	16,940	15,972
Observatory expenses	8,118	8,431
Real estate taxes	33,050	32,241
Depreciation and amortization	48,779	46,081
Total operating expenses	154,278	150,116
Total operating income	25,778	31,063
Other income (expense):
Interest income	3,786	4,178
Interest expense	(26,938)	(25,128)
Interest expense associated with property in receivership	(647)	—
Loss on early extinguishment of debt	—	(553)
Gain on disposition of property	13,170	—
Income before income taxes	15,159	9,560
Income tax benefit	619	655
Net income	15,778	10,215
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(5,508)	(3,500)
Non-controlling interests in other partnerships	—	(4)
Preferred unit distributions	(1,050)	(1,050)
Net income attributable to common stockholders	$9,220	$5,661
Total weighted average shares
Basic	167,181	163,491
Diluted	269,529	267,494
Earnings per share attributable to common stockholders
Basic	$0.06	$0.03
Diluted	$0.05	$0.03

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net income	$15,778	$10,215
Non-controlling interests in other partnerships	—	(4)
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	47,871	44,857
Gain on disposition of property	(13,170)	—
FFO attributable to common stockholders and Operating Partnership units	49,429	54,018

Amortization of below-market ground leases	1,958	1,958
Modified FFO attributable to common stockholders and Operating Partnership units	51,387	55,976

Interest expense associated with property in receivership	647	—
Loss on early extinguishment of debt	—	553
Core FFO attributable to common stockholders and Operating Partnership units	$52,034	$56,529

Total weighted average shares and Operating Partnership units
Basic	267,073	264,562
Diluted	269,529	267,494

FFO per share
Basic	$0.19	$0.20
Diluted	$0.18	$0.20

Modified FFO per share
Basic	$0.19	$0.21
Diluted	$0.19	$0.21

Core FFO per share
Basic	$0.19	$0.21
Diluted	$0.19	$0.21

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	March 31, 2025	December 31, 2024
Assets
Commercial real estate properties, at cost	$3,825,422	$3,786,653
Less: accumulated depreciation	(1,306,924)	(1,274,193)
Commercial real estate properties, net	2,518,498	2,512,460
Contract asset[2]	—	170,419
Cash and cash equivalents	187,823	385,465
Restricted cash	49,589	43,837
Tenant and other receivables	29,071	31,427
Deferred rent receivables	252,299	247,754
Prepaid expenses and other assets	64,233	101,852
Deferred costs, net	181,802	183,987
Acquired below market ground leases, net	311,452	313,410
Right of use assets	28,134	28,197
Goodwill	491,479	491,479
Total assets	$4,114,380	$4,510,287

Liabilities and equity
Mortgage notes payable, net	$691,816	$692,176
Senior unsecured notes, net	1,097,212	1,197,061
Unsecured term loan facility, net	268,807	268,731
Unsecured revolving credit facility	—	120,000
Debt associated with property in receivership	—	177,667
Accrued interest associated with property in receivership	—	5,433
Accounts payable and accrued expenses	135,298	132,016
Acquired below market leases, net	18,306	19,497
Ground lease liabilities	28,134	28,197
Deferred revenue and other liabilities	61,888	62,639
Tenants’ security deposits	27,044	24,908
Total liabilities	2,328,505	2,728,325
Total equity	1,785,875	1,781,962
Total liabilities and equity	$4,114,380	$4,510,287

2 This contract asset represents the amount of obligation which was released on February 5, 2025, upon the final resolution of the foreclosure process on First Stamford Place.